EXHIBIT 10.1

HIGHBURY FINANCIAL INC.

2008 EQUITY INCENTIVE PLAN

HIGHBURY FINANCIAL INC.

i

HIGHBURY FINANCIAL INC.

2008 EQUITY INCENTIVE PLAN

1. Purpose

This Plan is intended to encourage ownership of Stock by employees, executive officers, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company’s business through the grant of Awards of or pertaining to shares of the Company’s Stock. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options.

2. Definitions

As used in this Plan, the following terms shall have the following meanings:

2.1. Accelerate, Accelerated, and Acceleration, means: (a) when used with respect to an Option or Stock Appreciation Right, that as of the time of reference the Option or Stock Appreciation Right will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms; (b) when used with respect to Restricted Stock or Restricted Stock Units, that the Risk of Forfeiture otherwise applicable to the Stock or Units shall expire with respect to some or all of the shares of Restricted Stock or Units then still otherwise subject to the Risk of Forfeiture; and (c) when used with respect to Performance Stock Units or Performance Units, that the applicable Performance Goals shall be deemed to have been met as to some or all of the Units.

2.2. Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

2.3. Anniversary Date means the last day of each full calendar year following the adoption of the Plan by the Board.

2.4. Award means any grant or sale pursuant to the Plan of Options, Stock Appreciation Rights, Performance Units, Restricted Stock, Restricted Stock Units (including Performance Stock Units), or Stock Grants.

2.5. Award Agreement means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

2.6. Base Shares means, as of each Anniversary Date, the sum of (i) the Initial Shares, including warrants to purchase Stock issued and outstanding as of September 30, 2008 that are exercised after such Anniversary Date and on or before the last day of the applicable Performance Period, and (ii) the aggregate number of Burn Rate Shares determined for all years prior to, but not including the year of, such Anniversary Date.

2.7. Board means the Company’s Board of Directors.

2.8. Burn Rate has the meaning set forth in RiskMetrics Group’s “ISS Governance Services — US Corporate Governance Policy — 2008 Updates,” dated November 19, 2007, and shall be calculated in a manner consistent with the policy set forth in such publication, as modified from time to time by RiskMetrics Group or its successor.

2.9. “Burn Rate Cap” for any calendar year means the least of (i) the Burn Rate equal to the mean plus one standard deviation for non-Russell 3000 diversified financial companies published by RiskMetrics Group for 2008, as adjusted for full value awards based on the historical volatility of the Company’s Stock price, (i.e., 4.855%), (ii) the Burn Rate equal to the mean plus one standard deviation for diversified financial companies meeting the Russell 3000 or non-Russell 3000 criteria, as applicable, published by RiskMetrics Group (or any successor) for any other year of the Plan, as adjusted for full value awards, and (iii) any lower Burn Rate recommended by the President and Chief Executive Officer of the Company and approved by the Committee.

2.10. Burn Rate Shares means, as of each Anniversary Date, that number of shares of Stock equal to the product of (i) the Burn Rate Cap applicable to the year in which such Anniversary Date falls, and (ii) the Base Shares determined as of such Anniversary Date, but taking into account all Initial Shares, including warrants to purchase Stock issued and outstanding as of September 30, 2008 that are exercised after such Anniversary Date and on or before the last day of the applicable Performance Period.

2.11. “CAGR” means the compound annual growth rate in Cash Net Income per Share over a Performance Period, expressed as a percentage in accordance with the following formula, where X is the number of years in the Performance Period:

the Xth root of (Cash Net Income per Share for the Xth year of the Performance Period divided by the Cash Net Income per Share for the calendar year immediately prior to beginning of the Performance Period) minus 1.

2.12. “Cash Net Income per Share” shall mean, with respect to any year during a Performance Period, the quotient obtained by dividing (i) net income before amortization, intangible-related deferred taxes, affiliate depreciation and other non-cash expenses (including, without limitation, any charges related to the Plan or any other equity-based or cash-based incentive compensation plan of the Company), as determined by the Committee based on the audited financial statements of the Company for such year, by (ii) the daily weighted average number of shares of Stock outstanding during such year, determined on a diluted basis using the treasury stock method to determine the number of common share equivalents issuable pursuant to any dilutive securities, excluding any shares of Stock issued or issuable pursuant to Awards granted under the Plan or under any other equity-based compensation plan of the Company.

2.13. Cause means the Participant’s (i) refusal or neglect to perform substantially his employment-related duties, (ii) theft, fraud, embezzlement, falsification of Company, subsidiary or client documents, misappropriation of funds or other assets of the Company or any of its subsidiaries, willful misconduct, or breach of fiduciary duty or duty of loyalty, (iii) conviction of or entering a plea of guilty or nolo contendere to a crime constituting a felony, or willful violation of any law, rule or regulation (other than a traffic violation or similar offense or violation outside of the course of employment which in no way adversely affects the Company, any of its subsidiaries or their reputation or the ability of the Participant to perform his employment-related duties or to represent the Company or any of its subsidiaries), (iv) breach of any written covenant or agreement with the Company or any of its subsidiaries not to disclose any information pertaining to the Company or any of its subsidiaries or not to compete or interfere with the Company or any of its subsidiaries, or (v) refusal or failure to implement any lawful instruction issued by the Board.

2.14. Change of Control means the occurrence of any of the following after the date of the adoption of the Plan by the Board:

(a) a Transaction (as defined in Section 8.4), unless securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that transaction, or

(b) any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time) directly or indirectly acquires, including but not limited to by means of a merger or consolidation, beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the said Exchange Act) of securities possessing more than 20% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board does not recommend such stockholders accept, other than (i) the Company or an Affiliate, (ii) an employee benefit plan of the Company or any of its Affiliates, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities, or

(c) over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members or otherwise, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board; or

(d) a majority of the Board votes in favor of a decision that a Change of Control has occurred.

2.15. Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.16. Committee means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5 of this Plan. For any period during which no such committee is in existence “Committee” shall mean the “outside directors,” within the meaning of applicable Internal Revenue Service regulations under Section 162 of the Code, of the Board, and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by such outside director or directors of the Board.

2.17. Company means Highbury Financial Inc., a corporation organized under the laws of the State of Delaware.

2.18. Covered Employee means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.19. Disability means a total and permanent disability that causes a Participant to be eligible to receive long term disability benefits under the long term disability plan maintained by the Company. If the Company does not maintain a long term disability plan, Disability means a permanent and total disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant has suffered a Disability shall be made by the Committee in its sole discretion and may be supported by the advice of a physician competent in the area to which such Disability relates.

2.20. Final Shares means the number of Base Shares determined as of the Anniversary Date that is the last day of the last Performance Period to expire under this Plan, plus the number of Burn Rate Shares calculated as of such Anniversary Date.

2.21. GAAP means generally acceptable accounting principles as used in the United States.

2.22. Good Reason means the occurrence of any of the following conditions arising without the consent of the Participant which are not cured by the Company within thirty (30) days following written notice thereof by the Participant to the Company, which is given to the Company within ninety (90) days following the initial existence of the condition:

(a) A material diminution in the Participant’s base compensation or in the Participant’s opportunity to earn incentive compensation.

(b) A material diminution in the Participant’s authority, duties, or responsibilities.

(c) A material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that the Participant, if such Participant is a member of the Board, report to a corporate officer instead of reporting directly to the Board.

(d) A material change in the geographic location at which the Participant must perform the services.

(e) Any other action or inaction that constitutes a material breach by the Company of an employment agreement, if any, between the Company and the Participant.

2.23. Grant Date means the date as of which an Option is granted, as determined under Section 7.1(a).

2.24. Incentive Option means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.25. Initial Shares, as determined as of any date, means (i) that number of shares of Stock issued and outstanding as of September 30, 2008 plus (ii) that number of warrants to purchase Stock issued and outstanding as of September 30, 2008 that have been exercised as of the last day of the applicable Performance Period.

2.26. Market Value means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of a share of Stock as of any date is: (i) if the Stock is listed on any national securities exchange, the closing price for the Stock as reported on the primary national securities exchange on which the Stock is then listed for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported; (ii) if the Stock is not listed on any national securities exchange but is traded in the over-the-counter market bulletin board or pink sheets on a last sale basis, the closing sale price reported on such date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported; and (iii) if the Stock is not listed on an exchange or traded in the over-the-counter market, or representative quotes are not otherwise available, the amount determined by the Board in good faith to be the fair market value per share of Stock on such date, on a fully diluted basis.

2.27. Nonstatutory Option means any Option that is not an Incentive Option.

2.28. Option means an option to purchase shares of Stock.

2.29. Optionee means a Participant to whom an Option shall have been granted under the Plan.

2.30. Participant means any holder of an outstanding Award under the Plan.

2.31. Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period, which may be measured on a GAAP or non-GAAP basis, as determined by the Committee. The Performance Criteria used to establish Performance Goals are limited to: (i) EBITDA, defined as earnings before interest, taxes, depreciation, amortization and other non-cash expenses (including, without limitation, any charges related to the Plan or any other equity-based or cash-based incentive compensation plan of the Company), (ii) “cash net income,” defined as net income before amortization, intangible-related deferred taxes, affiliate depreciation and other non-cash expenses (including, without limitation, any charges related to the Plan or any other equity-based or cash-based incentive compensation plan of the Company), (iii) cash flow (before or after dividends), (iv) cash net income (as defined above) per share, calculated based on diluted average shares of Stock outstanding for any measurement period using the treasury stock method to determine the number of common share equivalents issuable pursuant to any dilutive securities, excluding any shares of Stock issued or issuable pursuant to Awards under the Plan or under any other equity-based compensation plan of the Company, (v) stock price, (vi) return on equity, (vii) stockholder return or total stockholder return, (viii) return on capital (including, without limitation, return on total capital or return on invested capital), (ix) return on investment, (x) return on assets or net assets, (xi) market capitalization, (xii) economic value added, (xiii) debt leverage (debt to capital), (xiv) revenue, (xv) sales or net sales, (xvi) backlog, (xvii) income, pre-tax income or net income, (xviii) operating income or pre-tax profit, (xix) operating profit, net operating profit or economic profit, (xx) gross margin, operating margin or profit margin, (xxi) return on operating revenue or return on operating assets, (xxii) cash from operations, (xxiii) operating ratio, (xxiv) operating revenue, (xxv) market share improvement, (xxvi) general and administrative expenses and (xxvii) customer service.

2.32. Performance Goals means, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon the Performance Criteria. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, subsidiary, or an individual, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee. The Committee will, in the manner and within the time prescribed by Section 162(m) of the Code in the case of Qualified Performance-Based Awards, objectively define the manner of calculating the Performance Goal or Goals it selects to use for such Performance Period for such Participant. To the extent consistent with Section 162(m) of the Code (in the case of Qualified Performance-Based Awards), the Committee may appropriately adjust any evaluation of performance against a Performance Goal to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary, unusual, non-recurring or non-comparable items (A) as described in Accounting Principles Board Opinion No. 30, (B) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year, or (C) publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.

2.33. Performance Period means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals or other business objectives will be measured for purposes of determining a Participant’s right to, and the payment of, a Qualified Performance-Based Award. No Performance Period may be of more than ten (10) years’ duration.

2.34. Performance Stock Unit means a Restricted Stock Unit that is awarded pursuant to a Qualified Performance-Based Award and which shall be settled, at the option of the Participant, in cash or shares of Stock or a combination thereof.

2.35. Performance Unit means a right granted to a Participant under Section 7.5, to receive cash, Stock or other Awards, the payment of which is contingent on achieving Performance Goals or other business objectives established by the Committee.

2.36. Plan means this 2008 Equity Incentive Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

2.37. Qualified Performance-Based Awards means Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

2.38. Restricted Stock means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.

2.39. Restricted Stock Units means rights to receive shares of Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.

2.40. Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock or Restricted Stock Units, during which the shares of Restricted Stock or Restricted Stock Units are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.41. Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock or Restricted Stock Units, including a right of the Company to reacquire shares of Restricted Stock at less than their then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

2.42. “Russell 3000” means the Russell 3000 Index as published by Russell Investments. In the event the Russell 3000 Index is not published for the ten days preceding a relevant determination, the Committee may select a different basis for determining the Burn Rate Cap.

2.43. Stock means common stock, par value $0.0001 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.

2.44. Stock Appreciation Right means a right to receive any excess in the Market Value of shares of Stock (except as otherwise provided in Section 7.2(c)) over a specified exercise price.

2.45. Stock Grant means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.

2.46. Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

3. Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the date of adoption of the Plan by the Board and ending immediately prior to the tenth anniversary of the earlier of the adoption of the Plan by the Board and approval of the Plan by the Company’s stockholders. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan. Awards of Incentive Options granted prior to stockholder approval of the Plan are expressly conditioned upon such approval, but in the event of the failure of the stockholders to approve the Plan shall thereafter and for all purposes be deemed to constitute Nonstatutory Options.

4. Stock Subject to the Plan

4.1. Awards Other Than Qualified Performance-Based Awards.  The number of shares of Stock issued or issuable pursuant to Awards of Options (including Incentive Options), Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Performance Units that are not intended to qualify as Qualified Performance-Based Awards shall not exceed 10% multiplied by the sum of (a) and (b), where:

(a) is that number of shares of Stock issued and outstanding as of September 30, 2008, and

(b) is the lesser of (i) that number of warrants to purchase Stock that were issued and outstanding as of September 30, 2008, and (ii) that number of warrants to purchase Stock that were issued and outstanding as of September 30, 2008 and that have been exercised as of the determination date.

4.2. Qualified Performance-Based Awards.  The number of shares of Stock issued or issuable pursuant to Qualified Performance-Based Awards under the Plan shall not exceed the Final Shares minus (i) the Initial Shares, determined as of the Anniversary Date that is the last day of the last Performance Period to expire under this Plan, and (ii) the number of shares of Stock, if any, that, as of the last day of the last Performance Period to expire under this Plan, have been issued pursuant to Awards described in Section 4.1 or are subject to outstanding Awards described in Section 4.1. The number of shares of Stock issued or issuable pursuant to Qualified Performance-Based Awards under the Plan shall also be subject to reduction if the CAGR for all Performance Periods under the Plan is less than 30%.

4.3. Application of Limitations.  For purposes of applying the foregoing limitations, (a) if any Option or Stock Appreciation Right expires, terminates, or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited by the recipient or repurchased at less than its Market Value, the shares not purchased by the Optionee or which are forfeited by the recipient or repurchased shall again be available for Awards to be granted under the Plan and (b) if any Option is exercised by delivering previously owned shares in payment of the exercise price therefor, only the net number of shares, that is, the number of shares issued minus the number received by the Company in payment of the exercise price, shall be considered to have been issued pursuant to an Award granted under the Plan. In addition, settlement of any Award shall not count against the foregoing limitations except to the extent settled in the form of Stock. Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

5. Administration

The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further that the Committee may delegate to the President and Chief Executive Officer the authority to grant Awards hereunder to employees who are not Covered Employees and to consultants in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee, executive officer, consultant or director to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, executive officers, consultants, and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6. Authorization of Grants

6.1. Eligibility.  The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee or executive officer of or consultant to one or more of the Company and its Affiliates or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option. Further, in no event shall the number of shares of Stock covered by Options or other Awards granted to any one person in any one calendar year exceed 50% of the aggregate number of shares of Stock subject to the Plan.

6.2. General Terms of Awards.  Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant shall have complied with the applicable terms and conditions of such Award (including if applicable delivering a fully executed copy of any agreement evidencing an Award to the Company).

6.3. Effect of Termination of Employment, Etc.

(a) Except as set forth in Section 6.3(b) and (c) with respect to Performance Stock Units, unless the Committee shall provide otherwise with respect to any Award, if the Participant’s employment or other association with the Company and its Affiliates ends for any reason, including because of the Participant’s employer ceasing to be an Affiliate, (i) any outstanding Option or Stock Appreciation Right of the Participant shall cease to be exercisable in any respect not later than ninety (90) days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (ii) any other outstanding Award of the Participant shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.

(b) In the case of Performance Stock Units, in the event that the Participant’s employment or other association with the Company and all its Affiliates terminates before the end of a Performance Period other than within the twenty-four (24) month period following a Change of Control due to (i) voluntary termination without Good Reason, or (ii) involuntary termination for Cause, all Performance Stock Units shall be forfeited and cancelled effective as of the date on which the Participant’s employment or other association with the Company terminates (the “Termination Date”).

(c) In the case of Performance Stock Units, subject to more favorable terms set forth in the applicable Award Agreement, in the event that the Participant’s employment or other association with the Company and all its Affiliates terminates before the end of a Performance Period due to (A) termination for any reason within twenty-four (24) months following a Change of Control, (B) Disability, (C) death, (D) involuntary termination without Cause or (E) voluntary termination for Good Reason:

(i) the Participant shall, upon the Termination Date, immediately forfeit that fraction of the Performance Stock Units that is equal to the quotient of (A) the number of days in the Performance Period remaining after the Termination Date, and (B) the total number of days in the Performance Period; and

(ii) following the end of the Performance Period, and subject to the achievement of the applicable Performance Goal or Goals within the applicable Performance Period, as determined by the Committee, the Participant shall be entitled to receive settlement of his remaining Performance Stock Units as set forth in the Award Agreement.

6.4. Non-Transferability of Awards.  Except as otherwise provided in this Section 6.4, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative. However, the Committee may, at or after the grant of an Award of a Nonstatutory Option, or shares of Restricted Stock, provide that such Award may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, “family member” means any child, stepchild, grandchild, parent, stepparent, spouse or sibling, including adoptive relationships, a trust in which the foregoing persons have more than fifty (50) percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50) percent of the voting interests.

7. Specific Terms of Awards

7.1. Options.

(a) Date of Grant.  The granting of an Option shall take place at the time specified in the Award Agreement. Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.

(b) Exercise Price.  The price at which shares of Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Stock on the Grant Date, or not less than 110% of the Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner. The price at which shares may be acquired under each Nonstatutory Option shall not be so limited solely by reason of this Section.

(c) Option Period.  No Incentive Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner. The Option period under each Nonstatutory Option shall not be so limited solely by reason of this Section.

(d) Exercisability.  An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the Acceleration.

(e) Method of Exercise.  An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 16, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares to be purchased or, subject in each instance to the Committee’s approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company,

(i) by delivery to the Company of shares of Stock having a Market Value equal to the exercise price of the shares to be purchased, or

(ii) by surrender of the Option as to all or part of the shares of Stock for which the Option is then exercisable in exchange for shares of Stock having an aggregate Market Value equal to the difference between (1) the aggregate Market Value of shares underlying the surrendered portion of the Option, and (2) the aggregate exercise price under the Option for the surrendered portion of the Option, or

(iii) unless prohibited by applicable law, by delivery to the Company of the Optionee’s executed promissory note in the principal amount equal to the exercise price of the shares to be purchased and otherwise in such form as the Committee shall have approved.

If the Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable.

(f) Limit on Incentive Option Characterization.  An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit.” The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates, after December 31, 1986. Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

(g) Notification of Disposition.  Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

7.2. Stock Appreciation Rights.

(a) Tandem or Stand-Alone.  Stock Appreciation Rights may be granted in tandem with an Option (at or, in the case of a Nonstatutory Option, after, the award of the Option), or alone and unrelated to an Option. Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.

(b) Exercise Price.  Stock Appreciation Rights shall have an exercise price of not less than fifty percent (50%) of the Market Value of the Stock on the date of the grant of the Award, or in the case of Stock Appreciation Rights in tandem with Options, the exercise price of the related Option.

(c) Other Terms.  Except as the Committee may deem inappropriate or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonstatutory Option. In addition, an Stock Appreciation Right related to an Option which can only be exercised during limited periods following a Change of Control may entitle the Participant to receive an amount based upon the highest price paid or offered for Stock in any transaction relating to the Change of Control or paid during the thirty (30) day period immediately preceding the occurrence of the Change of Control in any transaction reported in the stock market in which the Stock is normally traded.

7.3. Restricted Stock.

(a) Purchase Price.  Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b) Issuance of Certificates.  Each Participant receiving a Restricted Stock Award, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Highbury Financial Inc. 2008 Equity Incentive Plan and an Award Agreement entered into by the registered owner and Highbury Financial Inc. Copies of such Plan and Agreement are on file in the offices of Highbury Financial Inc.

(c) Escrow of Shares.  The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

(d) Restrictions and Restriction Period.  During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(e) Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award.  Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock. The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 4.

(f) Lapse of Restrictions.  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

7.4. Restricted Stock Units.

(a) Character.  Each Restricted Stock Unit shall entitle the recipient to a share of Stock (or cash equivalent, in the case of Performance Stock Units) at the close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(b) Form and Timing of Payment.  Payment of earned Restricted Stock Units shall be made in shares of Stock in a single lump sum following the close of the applicable Restriction Period; provided, however, that payment of Performance Stock Units shall be made, at the option of the Participant, in shares of Stock or in cash or a combination thereof. At the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Stock shall have been earned. Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.

7.5. Performance Units.

(a) Character.  Each Performance Unit shall entitle the recipient to the value of a specified number of shares of Stock, over the initial value for such number of shares, if any, according to a formula established by the Committee at the time of grant, at the close of a specified Performance Period to the extent specified business objectives, including but not limited to Performance Goals, shall have been achieved.

(b) Earning of Performance Units.  The Committee shall set Performance Goals or other business objectives in its discretion which, depending on the extent to which they are met within the applicable Performance Period, will determine the number of shares of Stock into which Performance Units will be converted or the value that will be paid to the Participant. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive the number of shares of Stock or the payout of the value of the Performance Units earned by the Participant over the Performance Period, determined as a function of the extent to which the corresponding Performance Goals or other business objectives have been achieved.

(c) Form and Timing of Payment.  Payment of earned Performance Units shall be made in a single lump sum following the close of the applicable Performance Period. At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Stock which have been earned in connection with grants of Performance Units which have been earned, but not yet distributed to Participants. The Committee may permit or, if it so provides at grant require, a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Performance Units. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals.

7.6. Stock Grants.  Stock Grants shall be awarded solely in recognition of significant contributions to the success of the Company or its Affiliates, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock Grants shall be made without forfeiture conditions of any kind.

7.7. Qualified Performance-Based Awards.

(a) Purpose.  The purpose of this Section 7.7 is to provide the Committee the ability to qualify Awards as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant an Award as a Qualified Performance-Based Award, the provisions of this Section 7.7 will control over any contrary provision contained in the Plan. In the course of granting any Award, the Committee may specifically designate the Award as intended to qualify as a Qualified Performance-Based Award. However, no Award shall be considered to have failed to qualify as a Qualified Performance-Based Award solely because the Award is not expressly designated as a Qualified Performance-Based Award, if the Award otherwise satisfies the provisions of this Section 7.7 and the requirements of Section 162(m) of the Code and the regulations promulgated thereunder applicable to “performance-based compensation.”

(b) Authority.  All grants of Awards intended to qualify as Qualified Performance-Based Awards and determination of terms applicable thereto shall be made by the Committee or, if not all of the members thereof qualify as “outside directors” within the meaning of applicable IRS regulations under Section 162 of the Code, a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify. Any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.

(c) Applicability.  This Section 7.7 will apply only to those Covered Employees, or to those persons who the Committee determines are reasonably likely to become Covered Employees in the period covered by an Award, selected by the Committee to receive Qualified Performance-Based Awards. The Committee may, in its discretion, grant Awards to Covered Employees that do not satisfy the requirements of this Section 7.7.

(d) Discretion of Committee with Respect to Qualified Performance-Based Awards.  Options may be granted as Qualified Performance-Based Awards in accordance with Section 7.1, except that the exercise price of any Option intended to qualify as a Qualified Performance-Based Award shall in no event be less that the Market Value of the Stock on the date of grant. Each Award intended to qualify as a Qualified Performance-Based Award, such as Restricted Stock, Restricted Stock Units (including Performance Stock Units), or Performance Units, shall be subject to satisfaction of one or more Performance Goals. The Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, a subsidiary of the Company or any division or business unit or to the individual. Any Performance Goal or Goals applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than the earlier of ninety (90) days after the beginning of any applicable Performance Period or the expiration of twenty five percent (25%) of the Performance Period, provided that the achievement of targeted goals under the selected Performance Criteria for the Performance Period is substantially uncertain at such time (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established.

(e) Payment of Qualified Performance-Based Awards.  A Participant will be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved within the applicable Performance Period, as determined by the Committee.

(f) Maximum Award Payable.  The maximum Qualified Performance-Based Award payment to any one Participant under the Plan for a Performance Period is 50% of the total number of shares of Stock issuable under the Plan pursuant to Qualified Performance-Based Awards, as set forth in Section 4.2 above, or, if the Qualified Performance-Based Award is paid in cash, 50% of the total number of shares of Stock issuable under the Plan pursuant to Qualified Performance-Based Awards, as set forth in Section 4.2, multiplied by the Market Value of the Stock as of the date the Qualified Performance-Based Award is paid.

(g) Limitation on Adjustments for Certain Events.  No adjustment of any Qualified Performance-Based Award pursuant to Section 8 shall be made except on such basis, if any, as will not cause such Award to provide other than “performance-based compensation” within the meaning of Section 162(m) of the Code.

7.8. Awards to Participants Outside the United States.  The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the share limit of Section 4.

8. Adjustment Provisions

8.1. Adjustment for Corporate Actions.  All of the share numbers set forth in the Plan reflect the capital structure of the Company as of September 30, 2008. If subsequent to that date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options and Stock Appreciation Rights (without change in the aggregate purchase price as to which such Options or Rights remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

8.2. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  In the event of any corporate action not specifically covered by the preceding Section, including but not limited to an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee shall make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, deems equitable and appropriate in the circumstances. The Committee shall make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, if and to the extent the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

8.3. Related Matters.  Any adjustment in Awards made pursuant to Section 8.1 or 8.2 shall be determined and made, if at all, by the Committee, acting in its sole discretion, and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock, and Performance Goals and other financial objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to this Section 8 shall result in an exercise price which is less than the par value of the Stock.

8.4. Transactions.

(a) Definition of Transaction.  In this Section 8.4, “Transaction” means (1) any merger or consolidation of the Company with or into another entity as a result of which all of the Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (2) any exchange of all of the Stock of the Company for cash, securities or other property, (3) any sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions or (4) any liquidation or dissolution of the Company.

(b) Treatment of Options and Stock Appreciation Rights.  In a Transaction, the Committee may take any one or more of the following actions as to all or any (or any portion of) outstanding Options and Stock Appreciation Rights (together, “Rights”).

(1) Provide that such Rights shall be assumed, or substantially equivalent rights shall be provided in substitution therefor, by the acquiring or succeeding entity (or an affiliate thereof).

(2) Upon written notice to the holders, provide that the holders’ unexercised Rights will terminate immediately prior to the consummation of such Transaction unless exercised within a specified period following the date of such notice.

(3) Provide that outstanding Rights shall become exercisable in whole or in part prior to or upon the Transaction.

(4) Provide for cash payments, net of applicable tax withholdings, to be made to holders equal to the excess, if any, of (A) the acquisition price times the number of shares of Stock subject to a Right (to the extent the exercise price does not exceed the acquisition price) over (B) the aggregate exercise price for all such shares of Stock subject to the Right, in exchange for the termination of such Right. For this purpose, “acquisition price” means the amount of cash, and market value of any other consideration, received in payment for a share of Stock surrendered in a Transaction.

(5) Provide that, in connection with a liquidation or dissolution of the Company, Rights shall convert into the right to receive liquidation proceeds net of the exercise price thereof and any applicable tax withholdings.

(6) Any combination of the foregoing.

For purposes of paragraph (1) above, a Right shall be considered assumed, or a substantially equivalent right shall be considered to have been provided in substitution therefore, if following consummation of the Transaction the Right confers the right to purchase or receive the value of, for each share of Stock subject to the Right immediately prior to the consummation of the Transaction, the consideration (whether cash, securities or other property) received as a result of the Transaction by holders of Stock for each share of Stock held immediately prior to the consummation of the Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if the consideration received as a result of the Transaction is not solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof), the Committee may provide for the consideration to be received upon the exercise of Right to consist of or be based on solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof) equivalent in value to the per share consideration received by holders of outstanding shares of Stock as a result of the Transaction.

(c) Treatment of Restricted Stock and Other Awards.  As to outstanding Awards other than Options or Stock Appreciation Rights, upon the occurrence of a Transaction other than a liquidation or dissolution of the Company which is not part of another form of Transaction, the repurchase and other rights of the Company under each such Award shall inure to the benefit of the Company’s successor and shall, unless the Committee determines otherwise, apply to the cash, securities or other property which the Stock was converted into or exchanged for pursuant to such Transaction in the same manner and to the same extent as they applied to the Award. Upon the occurrence of a Transaction involving a liquidation or dissolution of the Company which is not part of another form of Transaction, except to the extent specifically provided to the contrary in the instrument evidencing any Award or any other agreement between a Participant and the Company, all Risks of Forfeiture and Performance Goals, where otherwise applicable to any such Awards, shall automatically be deemed terminated or satisfied, as applicable.

(d) Related Matters.  In taking any of the actions permitted under this Section 8.4, the Committee shall not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically. Any determinations required to carry out the foregoing provisions of this Section 8.4, including but not limited to the market value of other consideration received by holders of Stock in a Transaction and whether substantially equivalent Rights have been substituted, shall be made by the Committee acting in its sole discretion.

9. Change of Control

Except as otherwise provided below, upon the occurrence of a Change of Control:

(a) any and all Options and Stock Appreciation Rights not already exercisable in full and not based on the achievement of Performance Goals shall Accelerate with respect to 100% of the shares for which such Options or Stock Appreciation Rights are not then exercisable;

(b) any Risk of Forfeiture applicable to Restricted Stock and Restricted Stock Units which is not based on achievement of Performance Goals shall lapse with respect to 100% of the Restricted Stock and Restricted Stock Units still subject to such Risk of Forfeiture immediately prior to the Change of Control; and

(c) all outstanding Awards of Restricted Stock and Restricted Stock Units conditioned on the achievement of Performance Goals or other business objectives and the target payout opportunities attainable under outstanding Performance Units shall be deemed to have been satisfied as of the effective date of the Change of Control as to a pro rata number of shares based on the assumed achievement of all relevant Performance Goals or objectives and the length of time within the Performance Period which has elapsed prior to the Change of Control. All such Awards of Performance Units and Restricted Stock Units shall be paid to the extent earned to Participants in accordance with their terms within thirty (30) days following the effective date of the Change of Control.

None of the foregoing shall apply, however, (i) in the case of a Qualified Performance-Based Award specifically designated as such by the Committee at the time of grant (except to the extent that such Award would continue to qualify as qualified performance based compensation as described in Section 162(m)(4)(C) of the Code and applicable guidance thereunder), (ii) in the case of any Award pursuant to an Award Agreement requiring other or additional terms upon a Change of Control (or similar event), or (iii) if specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges.

10. Settlement of Awards

10.1. In General.  Options and Restricted Stock shall be settled in accordance with their terms. All other Awards may be settled in cash, Stock, or other Awards, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary Award Agreement; provided however that Performance Stock Units shall be settled in cash, shares of Stock, or a combination thereof at the election of the Participant. The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.

10.2. Violation of Law.  Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a) the shares are at the time of the issue of such shares effectively registered under the Securities Act of 1933; or

(b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

10.3. Corporate Restrictions on Rights in Stock.  Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company.

10.4. Investment Representations.  The Company shall be under no obligation to issue any shares covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

10.5. Registration.  If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 10.5, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.

10.6. Placement of Legends; Stop Orders; Etc.  Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 10.4 in addition to any other applicable restriction under the Plan, the terms of the Award and that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10.7. Tax Withholding.  Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award. However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares to satisfy their tax obligations. Participants may only elect to have Shares withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

11. Reservation of Stock

The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

12. Limitation of Rights in Stock; No Special Service Rights

A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his agent. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and the By-laws of the Company. Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.

13. Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options, Stock Appreciation Rights and other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

14. Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15. Termination and Amendment of the Plan

15.1. Termination or Amendment of the Plan.  The Board may at any time terminate the Plan or make such modifications to the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no termination or amendment of the Plan shall affect the terms of any Award outstanding on the date of such termination or amendment.

15.2. Termination or Amendment of Outstanding Awards.  The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan. Also within the limitations of the Plan, the Committee may modify, extend or assume outstanding Awards or may accept the cancellation of outstanding Awards or of outstanding stock options or other equity-based compensation awards granted by another issuer in return for the grant of new Awards for the same or a different number of shares and on the same or different terms and conditions (including but not limited to the exercise price of any Option). Furthermore, the Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Award previously granted or (b) authorize the recipient of an Award to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

15.3. Limitations on Amendments, Etc.  No amendment or modification of the Plan by the Board, or of an outstanding Award by the Committee, shall impair the rights (including, without limitation, the terms of any Performance Goal or Performance Period under any Qualified Performance-Based Award) of the recipient of any Award outstanding on the date of such amendment or modification or such Award, as the case may be, without the Participant’s consent; provided, however, that no such consent shall be required if the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code. No Option may be amended or modified to effect the repricing of such Option without the approval of the stockholders of the Company.

16. Notices and Other Communications

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

17. Governing Law

The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.